Exhibit 99.1

SELECT ENERGY SERVICES ENTERS INTO “STALKING HORSE” ASSET PURCHASE AGREEMENT TO ACQUIRE AGUA LIBRE MIDSTREAM AND OTHER WATER RELATED ASSETS FROM BASIC ENERGY SERVICES

17 August 2021

HOUSTON, Aug. 17, 2021 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) (“Select” or “the Company”), a leading provider of sustainable water and chemical solutions to the U.S. unconventional oil and gas industry, today announced that it has entered into an asset purchase agreement for the acquisition of substantially all of the assets of Agua Libre Midstream, LLC and other water-related assets, operations and assumed liabilities (together “Agua Libre”) from Basic Energy Services, Inc. (“Basic”).

The asset purchase agreement constitutes a “stalking horse” bid in a sale process being conducted under Section 363 of Chapter 11 of the U.S. Bankruptcy Code. As such, the Company’s acquisition of Agua Libre remains subject to approval by the United States Bankruptcy Court for the Southern District of Texas Houston Division, and is subject to court-approved bidding procedures, including the potential receipt of competing offers for Agua Libre and certain other of Basic’s assets and operations at auction. It is expected that the sale process will be completed during the second half of 2021 and the business is expected to remain operational throughout the process.

Based in Fort Worth, TX, Agua Libre is a leading provider of water midstream, logistics and production services to the oil and gas industry, including operations in Texas, New Mexico, Oklahoma, Louisiana and North Dakota. If consummated, the Agua Libre acquisition would significantly expand Select’s produced water infrastructure footprint and water reuse capabilities, particularly across the Permian Basin, and further increase the Company’s revenue weighting towards production-related services and solutions.

About Select Energy Services, Inc.

Select Energy Services, Inc. and its consolidated subsidiaries (collectively referred to as “Select” or the “Company”) is a leading provider of sustainable water and chemical solutions to the oil and gas industry. Select develops, manufactures and delivers a full suite of chemical products for use in oil and gas well completion and production operations as well as integration into the full water life-cycle. These solutions are supported by the Company’s critical water infrastructure assets and water treatment and recycling capabilities. As a leader in sustainable water and chemical solutions, Select places the utmost importance on safe, environmentally responsible management of oilfield water throughout the lifecycle of a well. Additionally, Select believes that responsibly managing water resources throughout its operations to help conserve and protect the environment is paramount to the continued success of the Company.  For more information, please visit Select’s website, http://www.selectenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “could,” “believe,” “anticipate,” “expect,” “project,” “will,” “estimate” and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to: the severity and duration of world health events, including the COVID-19 pandemic and its variants, related economic repercussions and the resulting severe disruption in the oil and gas industry and negative impact on demand for oil and gas, which is negatively impacting our business; actions by the members of OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations; operational challenges relating to the COVID-19 pandemic and its variants and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the level of capital spending and access to capital markets by oil and gas companies, trends and volatility in oil and gas prices, and our ability to manage through such volatility; and other factors discussed or referenced in the “Risk Factors” section of our most recent Annual Report on Form 10-K, our subsequently filed Quarterly Reports on Form 10-Q and those set forth from time to time in our other filings with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

WTTR-PR

Contacts:

Select Energy Services
Chris George - VP, Investor Relations & Treasurer
(713) 296-1073
IR@selectenergyservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com